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                                [APS LETTERHEAD]


FOR IMMEDIATE RELEASE                   Media Contact:
                                        Robert Mead        (212) 445-8208
                                        Dan Cahill         (212) 445-8216

                                        Investor Contacts:
                                        Mark Valenta       (212) 445-8263
                                        Dan Cahill         (212) 445-8216


         APS HOLDING CORPORATION RECEIVES APPROVAL OF FIRST DAY ORDERS
              BOARD OF DIRECTORS WILL APPOINT BETTINA M. WHYTE CEO

               COMPANY GAINS ACCESS TO $100 MILLION DIP FINANCING

Houston, TX (February 3, 1998) - APS Holding Corporation (NASDAQ - APSI) announced that the U.S. Bankruptcy Court in the District of Delaware has approved a number of First Day Orders which will enable the Company to continue normal business operations while it undertakes a reorganization. These rulings follow the Company's filing of a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code on February 2, 1998.

The court's orders, among other things, gave interim approval to the $100 million debtor-in-possession (DIP) financing the Company has arranged with The Chase Manhattan Bank, as agent, and a consortium of lenders. According to the court's ruling, APS has immediate access for up to $45 million under the $100 million DIP facility. A final hearing on the DIP approval is scheduled for February 20, 1998.

The Company also said it received the court's approval to continue, among other things:

o The payment of normal employee salaries, wages and benefits without interruption;

o    Customer access to their APS open credit lines; and

o The acceptance of customers' product returns, core returns, warranty claims and other items in the normal course of business.

The Company also announced that its Board of Directors will appoint Bettina M. Whyte, a Principal with the national corporate turnaround firm of Jay Alix & Associates, as Chief Executive Officer of APS. Ms. Whyte, previously the National Director of Business Turnaround Services for Price Waterhouse LLP, has extensive experience in restructuring situations, as well as experience in the automotive aftermarket industry. She will replace Interim CEO Hubbard Howe and will report to the APS Board of Directors, of which Mr. Howe will remain Chairman.

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"The 100 million in additional financing not only represents the continued
support of our lenders, but also provides the funds necessary for APS to operate its business as usual while it navigates through the reorganization process," said Bettina M. Whyte. "With the approval of our DIP financing and other First Day Orders, APS can continue to provide our jobbers and customers with the same high level of service they've come to expect from APS," she said.

The company has retained the services of Willkie Farr & Gallagher of New York City to act as bankruptcy counsel. APS Holding Corporation's Chapter 11 case is being heard before Judge Peter Walsh in the District of Delaware (Case #98-197; ref: APS Holding Corporation).

APS Holding Corporation is a national distributor of Big A(R) brand and manufacturer branded automotive replacement parts, as well as tools, equipment, supplies and accessories. It sells to more than 1,650 associated auto parts stores through 27 distribution centers and operates approximately 270 company-owned Big A(R) stores and 210 Installers' Service Warehouse units. The Company has annual sales in excess of $800 million. As of December 25, 1997, the Company's total assets and liabilities (book value), on an unaudited consolidated basis were approximately $560 million and $471 million, respectively.

This news release contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could differ materially from those contemplated by these forward-looking statements. Among the factors that could cause actual results, events and performance to differ materially are risks and uncertainties discussed in this news release and those detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the fiscal-year ended January 25, 1997 and the Company's quarterly report on Form 10-Q for the quarterly periods ended April 25, July 25 and October 25, 1997, and in the Company's other public reports and statements.

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